UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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PEOPLESOFT, INC.

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PeopleSoft Reports Strong Fourth Quarter 2003 Results

Company Posts Record Performance and Exceeds Guidance

PLEASANTON, Calif. — January 29, 2004 — PeopleSoft, Inc. (Nasdaq: PSFT) today announced its fourth quarter and full year 2003 financial results. For the fourth quarter ended December 31, 2003, the Company posted record license revenue of $185 million in addition to record total revenue of $685 million. Total revenue for the quarter was significantly above the Company’s fourth quarter guidance of $625 — $640 million.

Pro forma earnings per share for the quarter were $0.20, exceeding the Company’s guidance of $0.18 — $0.19 per share. Fourth quarter earnings per share, based on generally accepted accounting principles (GAAP), was $0.05 per share, significantly better than the Company’s GAAP fourth quarter earnings per share guidance of $0.01 – $0.02 per share.

Pro forma operating income for the fourth quarter was $112 million, or 15.3% of revenues, up from $89 million, or 13.2% of revenues in the third quarter. GAAP operating income for the fourth quarter was $24 million, or 3.5% of revenues, up from a loss of $9 million, or (1.5)% of revenues in the third quarter.

At December 31, 2003, the Company’s cash and investment balances were $1.4 billion. The Company’s cash flow from operations in the fourth quarter was $85 million. Days Sales Outstanding (DSO) for the quarter ended December 31, 2003 was 61 days.

The fourth quarter 2003 GAAP results include charges for purchase accounting adjustments relating to the acquisition of J.D. Edwards & Company, including the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and intangible assets and other restructuring charges.

Management Commentary

“We started the year in an economic downturn and ended the year the second largest enterprise software company in the world,” said Craig Conway, PeopleSoft President and CEO.

“We couldn’t be better positioned for 2004,” added Conway. “The strength of our new company along with an improving economy sets the stage for even higher value for stockholders and customers.”

Customer Wins

Leading organizations around the world continue to choose PeopleSoft applications to move their business process on line and operate in real time. During the quarter, organizations that purchased PeopleSoft’s industry leading applications included:

Arrow International, Baxter Healthcare, Bowling Green State University, Business Objects, Cargill, Countrywide Home Loans, District of Columbia Housing Authority, Documentum, EDS, Electrolux AB, Fairchild Semiconductor, General Motors, Hakuto, Hewlett-Packard, IBM, Kohl’s Department Stores, Lafarge, Libbey Glass, Lincoln Sentry Group, 3M, Monster Cable, NEC Personal Products, Penn Engineering and Manufacturing Corp., Peugeot Citroen Automobiles and Verizon Directories.

Non-GAAP Financial Measures

The Company has used non-GAAP pro forma financial measures, which exclude adjustments related to purchase accounting and restructuring costs, in analyzing financial results because they provide meaningful information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.

The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency. Wherever non-GAAP financial measures have been included in this press release, the Company has reconciled them in the tables below to their GAAP counterparts.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following tables reconcile the non-GAAP financial measures used with GAAP:

	Q4 ‘03	Q4 ‘03
	Actual	Guidance

Pro Forma EPS	$.20	$.18 - $.19
Revenue impact of deferred maintenance write-down	$(.08)	$(.09)
Amortization of capitalized software and intangible assets	$(.05)	$(.06)
Restructuring charges	$(.02)	$(.02)

GAAP EPS	$0.05	$.01 - $.02

	Q3'03	Q4'03
	Operating	Operating
	Income	Income

Pro Forma	$89.4	$112.5
Revenue impact of deferred maintenance write-down	$(50.9)	$(50.1)
In-process research & development write-off	$(14.5)
Amortization of capitalized software and intangible assets	$(24.7)	$(28.4)
Restructuring charges	$(8.8)	$(10.0)

GAAP	$(9.5)	$24.0
Pro Forma Revenue	$675.0	$735.2
% of Pro-Forma revenue	15.1%	15.3%

Company to Host Conference Call
PeopleSoft will host a conference call today, January 29, 2004, at 3:00 p.m. PT/6:00 p.m. ET to discuss the quarterly results. A live audio-only web cast of the call will be made available in the Investor Relations section of the Company’s web site at www.peoplesoft.com. A replay of the call will be made available for seven days following the call and will be accessible on the company’s web site.

About PeopleSoft
PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

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PeopleSoft and the PeopleSoft logo are registered trademarks of PeopleSoft, Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2004 PeopleSoft, Inc. All rights reserved.

Forward-Looking Statements
Statements made in this press release that state the Company’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them. The specific forward-looking statements relate to such matters as the impact of the Company’s combination with J.D. Edwards and the combined Company’s projected financial performance. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: our ability to successfully complete the integration of J.D. Edwards into PeopleSoft and to achieve anticipated synergies, economic and political conditions in the U.S. and abroad; the ability to complete and deliver products and services within currently estimated time frames and budgets; the ability to manage expenses effectively; the ability to achieve revenues from products and services that are under development; competitive and pricing pressures; and other risks referenced from time to time in the

Company’s filings with the Securities and Exchange Commission. Please refer to the Company’s current annual report on Form 10-K and quarterly report on Form 10-Q for more information on the risk factors that could cause actual results to differ.

Important Additional Information

The Board of Directors of PeopleSoft (“Board of Directors”) will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2004 Annual Meeting (the “2004 Proxy Statement”). Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will mail the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. PeopleSoft has engaged Georgeson Shareholder Communications Inc. (“Georgeson”) to assist it in soliciting proxies from its stockholders. PeopleSoft has agreed to pay customary compensation to Georgeson for such services and to indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of PeopleSoft, may solicit proxies although no additional compensation will be paid to directors, officers or employees for such services.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding Oracle’s tender offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the tender offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of April 1, 2003 is contained in PeopleSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, dated as of April 28, 2003 (the “2003 Proxy Statement”). PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2004 Proxy Statement (when filed), the 2003 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Contacts:
Bob Okunski
Investor Relations
PeopleSoft
(877) 528-7413
bob_okunski@peoplesoft.com

Steve Swasey
Public Relations
PeopleSoft
(925) 694-5230
steve_swasey@peoplesoft.com

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,

	2003	2002	2003	2002

Revenues:
License fees	$185,373	$143,242	$538,400	$530,077
Services	499,852	369,014	1,728,618	1,411,341
Development and other services	—	—	—	7,530

Total revenues	685,225	512,256	2,267,018	1,948,948
Costs and expenses:
Cost of license fees	25,581	12,039	65,810	45,142
Cost of services	241,169	166,025	801,525	661,083
Cost of development and other services	—	—	—	6,755
Sales and marketing expense	189,843	136,427	609,447	514,800
Product development expense	136,949	88,305	433,011	341,187
General and administrative expense	57,592	32,219	193,511	117,070
Restructuring, acquisition and other charges	10,048	(1,204)	47,121	10,275

Total costs and expenses	661,182	433,811	2,150,425	1,696,312

Operating income	24,043	78,445	116,593	252,636
Other income, net	3,009	9,276	22,242	30,600

Income before provision for income taxes	27,052	87,721	138,835	283,236
Provision for income taxes	9,676	30,311	52,586	100,647

Income before minority interest	17,376	57,410	86,249	182,589
Minority interest	—	—	1,205	—

Net income	$17,376	$57,410	$85,044	$182,589

Basic income per share	$0.05	$0.18	$0.25	$0.59

Shares used in basic per share computation	364,916	313,170	338,481	310,777

Diluted income per share	$0.05	$0.18	$0.25	$0.57

Shares used in diluted per share computation	374,543	318,256	344,100	320,310

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except employee count)
(unaudited)

	DECEMBER 31,	DECEMBER 31,
	2003	2002

Assets:
Current assets:
Cash and cash equivalents	$439,385	$319,344
Short-term investments	961,906	1,588,172
Accounts receivable, net	462,528	357,353
Income taxes receivable	18,749	—
Deferred tax assets	58,630	40,559
Other current assets	69,997	45,448

Total current assets	2,011,195	2,350,876

Property and equipment, net	448,211	222,800
Investments	29,219	21,946
Deferred tax assets	42,049	172,255
Capitalized software, net	234,217	44,101
Other assets	1,459,837	59,653

	$4,224,728	$2,871,631

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$287,800	$132,687
Accrued compensation and related expenses	224,983	172,566
Income taxes payable	106,355	71,163
Short-term deferred revenues	588,590	422,657

Total current liabilities	1,207,728	799,073

Long-term deferred revenues	119,896	95,460
Other liabilities	37,655	21,486

Stockholders’ equity:
Common stock	3,776	3,150
Additional paid-in capital	2,508,995	1,382,442
Retained earnings	684,847	599,803
Treasury stock	(387,046)	(35,563)
Accumulated other comprehensive income	48,877	5,780

	2,859,449	1,955,612

	$4,224,728	$2,871,631

Worldwide employee count	12,163	8,293

PEOPLESOFT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	TWELVE MONTHS ENDED
	DECEMBER 31,

	2003	2002

Operating activities:
Net income	$85,044	$182,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175,570	101,386
Provision for doubtful accounts	4,653	11,009
Tax benefits from employee stock transactions	29,368	30,710
Provision (benefit) for deferred income taxes	(29,438)	71,953
Gain on sales of investments and disposition of property and equipment, net	(4,987)	(3,156)
Non-cash stock compensation	11,342	7,689
Restructuring, acquisition and other charges	19,123	10,275
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	75,070	9,986
Accounts payable and accrued liabilities	(54,768)	(47,513)
Accrued compensation and related expenses	1,224	(12,635)
Income taxes, net	(20,449)	(9,001)
Deferred revenues	91,314	6,495
Other	14,359	29,355

Net cash provided by operating activities	397,425	389,142

Investing activities:
Purchase of investments	(10,070,468)	(9,670,889)
Proceeds from sales and maturities of investments	10,756,226	9,300,871
Purchases of property and equipment	(250,382)	(93,330)
Acquisitions, net of cash acquired	(519,934)	(120,894)

Net cash used in investing activities	(84,558)	(584,242)

Financing activities:
Retirement of convertible debt	—	(57,000)
Repurchase of common stock	(351,483)	—
Proceeds from employee stock transactions	122,961	115,713

Net cash provided (used in) by financing activities	(228,522)	58,713
Effect of foreign exchange rate changes on cash and cash equivalents	35,696	22,031

Net increase (decrease) in cash and cash equivalents	120,041	(114,356)
Cash and cash equivalents at beginning of period	319,344	433,700

Cash and cash equivalents at end of period	$439,385	$319,344